UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 22, 2014
Cyan, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35904	20-5862569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
1383 N. McDowell Blvd., Suite 300, Petaluma, California 94954
(Address of principal executive offices, including ZIP code)
(707) 735-2300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 22, 2014, Cyan, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, proxies representing 38,992,286 shares of the Company’s common stock, or approximately 83.4% of the total shares entitled to vote, were present and voted on the two proposals below, each of which is described in more detail in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission on April 10, 2014:
Proposal One – Election of Directors. The following nominees were elected as Class I directors to serve until the 2017 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Paul Ferris	29,559,903	202,719	9,229,664
Mark Floyd	28,896,687	865,935	9,229,664
The Company’s Board of Directors is comprised of seven members who are divided into three classes with overlapping three-year terms. The term of the Company’s Class II directors, Promod Haque, Michael Hatfield and Niel Ransom, will expire at the 2015 Annual Meeting of Stockholders. The term of the Company’s Class III directors, Michael Boustridge and Robert Switz, will expire at the 2016 Annual Meeting of Stockholders.
Proposal Two – Ratification of the Appointment of Independent Registered Public Accounting Firm. The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2014 was ratified.

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,803,933	45,171	143,182	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2014	Cyan, Inc.

/s/ Kenneth M. Siegel
Kenneth M. Siegel Vice President and General Counsel